Exhibit 99.2

Tidewater Inc.

February 15, 2018

10:40 AM EST

Speaker ID:

Tidewater Inc.

February 15, 2018
10:40 AM EST

Greg:

Up on stage, we have Quinn Fanning and Larry Rigdon. Larry recently stepped in as CEO from the board. You know, it is interesting; Tidewater went through a restructuring in '17 and has come out of this an investable company. They have a good balance sheet, low debt and, at this point, one of the biggest fleets in the offshore supply boat market. The one thing we would say, as I am sure we are going to learn a lot in this discussion here is, you know, the offshore supply boat business is the tail end of the offshore cycle. So as you think about the recovery in the market, when things get going in terms of activity, these guys should be a major beneficiary. And with that, I will turn it over to Quinn.

Quinn Fanning:

Well, number one, I want to thank Greg for inviting us to come back. We have enjoyed this conference over many years. But the market has changed year in, year out  and the company's changed quite a bit over the last year. But we are really a uniquely positioned company from my perspective. We seem to be on a stable bottom today. We are not going to go through a presentation. I will put up a couple slides as we talk. I think Greg will help us move the conversation along a little bit.

If you go into it kind of recognizing that most IR presentations are relatively boring or cover more material than is really needed, I think there are five takeaways you would want to have about Tidewater. You are all smarter than we are in regards to supply/demand, what the various basins are going to be producing, and who is going to be the beneficiary in the working rig market. As Greg indicated, we will have second order demand coming out of an offshore drilling recovery. We are not solely leveraged to the drilling space, but it is an important part of our business. I think you should think about it as kind of a utility. You  have got non-drilling activities, which is essentially your base load capacity  and with 3,500 vessels in the industry, of which we own a bit less than 10 percent, that is 1,000, 1,200 jobs for vessels around the world. That tends to be driven by the size of production platforms and the amount of production that is going on in the world. That is relatively stable, at least from a demand perspective.

But the peaking capacity, going back to the utility example, is what has really had a dramatic pullback over the last couple years, and that is of course the rig-driven demand in our business. And just to keep the math simple, that is roughly 2 to 2.5 vessels per working rig, so if you've got 500 working rigs, you have got potentially 1,000 to 1,500 additional jobs for vessels. You add that to the 1,000 or 1,200 vessels that are production leveraged, ultimately, that is how you get to something that is close to market equilibrium. And I guess I will describe our view of market equilibrium, setting aside timing for a second, is ultimately when you get back to 500 to 550 working rigs. I think Ensco had some very interesting

Tidewater Inc.

February 15, 2018

10:40 AM EST

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analysis yesterday regarding how they see the supply side of the drilling market developing and where they can see us getting back into the mid-500s in terms of working offshore rigs. But that is one part of it; that is the demand side of it.

The supply side of it is taking what is currently a stated population of vessels of plus or minus 3,500 vessels, getting down to what we think is market equilibrium, somewhere between 2,400 and 2,600 vessels. We will walk you through how we think we get there, but taking a step back, I think, "Why Tidewater?" is essentially the question you want to answer today, if you believe in an offshore recovery.  And we do.

Timing is a little bit more difficult to sort through, but it is really five characteristics that we think we bring to the table.  It is competitive assets. We have a fleet of about 150 active ships today, bouncing between 90 and 100 stack vessels, some of which are ready on a prompt basis, some of which would require relatively significant investment. But the fact of the matter is, we have a young, modern, high-spec fleet that is able to service customer activity, everything from the shallow water, which is jack up support, to the mid-water, to the deep water.

Number two, we have a competitive cost structure. One of the things that investors should be worried about today is, given the leverage and lack of liquidity in our business, what is the runway that these companies have, and will they be around for the upturn when it does come? We believe we are uniquely positioned, both from a leverage and liquidity perspective, but importantly, we are also not burning cash. I think if you look over the last four to six quarters, probably the most negative quarter you could find if you look at our pro forma, fixed-charge burden post restructuring, which is up $40 million. That includes G&A, cash, taxes and interest expense.  Compare that to our gross margin, you could point out a quarter where we burned $10 million of cash on an operations basis, after leverage and after tax.

Larry has been on seat for about five months, I guess, recognizing he is on a short-term track here. His primary mission is getting that negative $10 million number that you can find in the recent historical results to zero, or something very close to zero. That is important, because when we sit on $450 million of cash, yes, that is nice to have 45 quarters of runway, when we are all trying to figure out, is recovery in late '18, '19, or '20. The point is that we will be around as an operator whenever that market does come back, because we have got the liquidity profile to do it. Obviously, it would be better to have an infinite number of quarters in terms of runway rather than 45.  And that is what we're focusing on today, which is getting the cash burn from operations to zero, or something very close to zero. So that is number two, is a competitive cost structure.

I mentioned one of the other thing is low leverage. You know, our only significant maturity is in 2022, which is a bullet maturity on a $350 million note that was part of the emergence consideration in our financial restructuring.

And as I mentioned, we have lots of liquidity. Liquidity is important, both because of the reason I mentioned, which is how long can the company be around given the downturn. And we will be around for a long time, I believe. But number two is, if the market is recovering, the question is who can fund the reactivation of currently inactive ships in order to take share, assuming that the

Tidewater Inc.

February 15, 2018

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customer can help you make the business case that it makes sense to put more ships back into service. I think that $1.5 million, $2 million, $2.5 million reactivation cost per ship that anybody that wants to put more equipment into the market will need to incur, Tidewater is differentiated because we actually have the capital in order to fund those reactivations. So that is number four.

I think the last point I would make, which is my number five, which is our global operating footprint. Our chess board is bigger than our competitors' chess board. It is not clear whether or not Saudi Arabia is going to continue to add rigs, or is West Africa going to be where you see recovery? Is it going to be in the Gulf of Mexico, or is it going to be in the North Sea? I think you could make a different case for a lot of those different markets, and we would be happy to do that for you. But the point is, wherever the first markets recover are, we have exposure to those places, and we can move ships in or out, depending upon what makes sense. So that is the first piece of it, is our chess board is bigger. The second piece of it is if you think about consolidation, we have the ability to take somebody else's ships that may not be well suited for the markets that they are currently in and move them elsewhere, which is to their highest and best use. So those are the five things that I  would suggest you focus on, and with that, maybe we can see what Greg things investors would be interested in today.

Greg:

Yes, sure. It is interesting when you think about boats; I have a boat that I put in storage every winter and pull out every summer. How should  we be thinking about—I mean, in the boat business, I think it is hey, you dock the boat, you plug it in, and you come back and you turn it on. I guess what I am trying to get at is what does the idle supply, or stack supply, really look like, at least from your vantage point?

Larry Rigdon:

Well, Greg, I think one of the important aspects of this is the technology that has been employed in most of the new ships, the ships that are going to go back to work first, we have not had a significant period of time in a downturn where those ships have sat, so that we would really have a true picture of what it is going to cost to renew them and bring them back into service. We are working on making sure we have the vendors available, the spare parts available, that we are thinking ahead in terms of how we are going to crew those ships. That whole aspect of it needs to be taken together to be prepared to really respond and take advantage of any market upturn. At the end of the day, my conclusion is no one knows exactly what the cost is going to be. It is not going to be insignificant.

Greg:	Interesting.

Quinn Fanning:

I think the other thing you should recognize is, unlike your pleasure craft, if you leave an OSV, particularly in tropical environments, you know, sit there for a couple of years, do not expect it to be marketable, when you return. And that is why the reactivation cost, depending upon how long it has been out of service,) actually, the equipment runs into the millions, potentially.

Greg:

Okay. And then, clearly, you guys went through your restructuring and have a good balance sheet. A lot of your competitors that you are competing with do not have that balance sheet, and I think there is a concern that a lot of these other boat companies out on the market, whether public or private, are going to have to go through a restructuring. From a customer standpoint, does that matter?

Tidewater Inc.

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Quinn Fanning:

Well, I think you only have to go back as far as Macondo to understand why customers should be thinking about counter-party exposures. We commit to certain things in the charter party agreements that we sign with our customers, and if you are an SPV with zero equity and zero cash, you can sign just about anything, right? So I think customers are smart enough to think through what is the equipment they’re hiring, what is the operating resume, if you will, of the company that they are hiring, and ultimately, what is the credit profile of the vendor that they are hiring. Customers care about that. They also care about rate a lot, and it is in the customers' interest to have a highly fragmented industry, which is where we are today, so I think they try to balance those things.

I used to be a banker and would call on the contract drillers. When you talk about strategic combinations, there was a guy by the name of Jim Day who used to run Noble Corp for many years. He said , strategic combination in the offshore drilling businesses, customers get to get bigger discounts off of a larger percentage of the global fleet. But the fact of the matter is that if you can consolidate down from six to five companies, he used to say they would just open up the drawer and they would add one more company to the list in terms of who they allow to bid on their work. So you can accomplish certain things in consolidation, such as G&A synergies and the like, as we have talked about in the past.  But there is really no scenario for consolidation except potentially on a small area or regional basis, where you get pricing leverage through consolidation. There is just no combination of OSV companies where you can push Exxon around.

Larry Rigdon:

I do think there is another aspect to this. In the low period of activity we have today, customers are probably more willing to take some risks on production support, because it is not like they are going to lose $500,000 or $1 million a day, if the rig is down. The production is much less time sensitive, if you will, for most of the processes and maintenance activity that is going on in the production side of the business. But as this ramps up and they become more active in drilling, then the quality of the vessels and the ability of those vessels to perform becomes much more important. And also, at that point, they are able to get rid of some of the lower-end vessels they have been using for production, because they need the larger vessels to support drilling, and they can easily fit in a run or two with one of those larger vessels to take care of the production needs.

So, I do think that it is going to become more important, the quality of the company and the financial background, and the ability of the company to have the money to respond to issues in terms of maintenance or repair issues. I think that's going to increase in importance to the client at the market improves. Today, they can be pretty demanding on price and there are plenty of vessels available. They can fill in if there is a problem, so, a little less today.

Greg:

And then, and you mentioned it, Larry, when you joined, or when you took over this position.  We need to refocus on cost. I mean, a lot of costs have come out of this company over the last couple of years. Is there a path to, what you think that the market is going to start to improve with activity in '18 and the rig count will be higher in '19? But if we live in a flat environment that we are in today,

Tidewater Inc.

February 15, 2018

10:40 AM EST

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can we get costs down to the point where we are cash flow break-even neutral?

Larry Rigdon:

Well, Greg, I have said that I do not think we can cut our way to cash flow break-even. We can get close. You know, it is step-by-step. The team and I, in the last 100 days, we have really focused on the large, major issues that we can address—wages, expatriate  compensation, fringe benefits, obvious offices that need to be reduced in size or closed. The next step, and it takes longer, is—and we are focusing on where do we see our fleet being in the longer term, and then how do we right-size in those areas to support that size fleet? That is an ongoing process that we need to be working hard on. And that ties into how are we going to get these vessels reactivated? Who are the vendors? Where are the parts? Where is the crew? It's all tied together, and that is where we can get closer to cash flow break-even, but then quickly get there when we see any market improvement.

Quinn Fanning:

But I think it is differentiating, just the fact that we have a goal to reach a cash flow break-even, and it is potentially achievable. At least getting close to it is an option for us, which is really not an option for most other companies, particularly when you look at the fixed charge burden to include servicing the capital stack. So we have taken $100 million per quarter out of our operating expense by stacking unutilized equipment, releasing crews and deferring maintenance. We have taken our G&A platform from $45 million a quarter to around $25 million a quarter today, when you back out restructuring-related professional services costs that are related to the financial restructuring. So we have taken an extraordinary amount of cost out of the business today, and if we are not at a cash flow break-even, it is a couple million dollars a quarter that we are talking about. So I think, as we exit 2018, on a run rate basis, we will be under $100 million G&A, or less than $25 million a quarter. Obviously, you can add up the  interest expense and tax estimates, and it is a $120 million nut a year that we are trying to—or, excuse me, a $160 million nut we are trying to cover, and this is a company that has, within the last couple of years, generated $500, $600 million worth of gross margin.

Greg:

Okay. And then, I mean, clearly, Tidewater is a global operator. A lot of companies in the offshore supply boat business are not global operators. They are one basin or two basin focused operators. As you view Tidewater's footprint over the next—, where you want it to go, is the goal to continue to be a global operator, or do you kind of want to become a little bit more nichey?

Larry Rigdon:

I am convinced that one of our competitive advantages is the fact that we do have operating bases set up in every significant basin around the world, and I would really be reluctant to leave most of those. It is a process when we are looking at where does our vessel fleet, where is it going to fit in the future. It is possible that we could actually decide to leave a market, knowing full well that in the short-term, because of over-supply issues in that area and the way our fleet fits into that area, that it is just not going to be profitable for us. So, I guess the short answer is generally, we are going to protect our position in terms of being a global operator and in the areas we are active, but there could be one or two that we would choose to reduce in size or eliminate for the near-term.

Quinn Fanning:	As you know, we pulled out of Australia within the last couple of years. Part of it was the timing of their projects -- Gorgon and some of the others were kind of

Tidewater Inc.

February 15, 2018

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winding down. But the fact of the matter is, as rates were falling, with inelastic labor pricing, given the strong maritime unions there, it is just a market that we had difficulty making sense of, and as a result, pulled out. It does not mean we would not go back into those markets. And there is also markets in parts of Asia that may be structurally over-supplied, long-term. And while they may see demand recoveries, there is just no short-term solution to the supply overhang, and those may be the markets that you we withdraw from, but you  do prioritize. Yes, play it more on a niche basis, but following the customer.

Greg:

You know, I think one of the things that some investors are thinking about in terms of what they have been seeing over the last couple quarters is at least there is been some rate volatility back in the market. Now, rates have gone up, or rates are going down, but at least they are not flat-lined at the bottom. Can you talk a little bit about how that translates? Is it utilization driven? How much of that is seasonal? And I do not know if we want to talk about a specific basin, but it seems like that is something that is going on in the North Sea. Maybe we could start off talking a little bit about the North Sea and what the outlook is there, and sort of where we have come from over the last six months.

Larry Rigdon:

I think the North Sea is one of the more interesting markets. Yes, we have seen a nice improvement in bidding in the North Sea, from a very low level. But it is primarily driven by the construction companies looking to secure the very large, 1,000 meter deck PSVs for pipe haul activities that are already planned for the summer. So there may be a little bit of false hope in terms of what the brokers are putting out into the press about oh, the North Sea has vastly improved. We will see. Seasonality has a tremendous impact there. There is no doubt that it should improve, to some extent, in the spring. But, I guess our judgment is we are going to have a wait-and-see attitude toward the North Sea.

Greg:	Okay.

Quinn Fanning:

I hear a lot of people say that the spring is going to be better than the winter in the North Sea. Well, sure, it is been better than the winter every year in the North Sea. The real question is will this summer be better than last summer or the summer before. The trends seem to be positive. I think probably one of the things that is underappreciated is the amount of actual supply that's available on a prompt basis. So the supply/demand dynamic can find some type of equilibrium easier when you have got less supply available, demand will certainly rise. But, I think the real question is how sustainable is it and who has the ability to fund the reactivation of equipment. Are the Norwegian banks, who are sitting on all of these large, unrealized losses in their portfolio, are they actually going to put more cash into these companies in order to reactivate equipment?  I suspect not.

But the summer in the North Sea, I think, is probably going to be one of the most important near-term data points in terms of how those markets are going to develop over the next two years. There are other markets that you can point to that are very positive in terms of demand trends. The US Gulf of Mexico is probably headed in the right direction, demand-wise. Saudi Arabia is a market that has been stable for the last couple years in terms of working jack-ups. The real question is, how is the supply/demand dynamic in the boat business in particular plays out, and what does that mean for pricing. We debate this on a

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February 15, 2018

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daily basis. I would not be surprised if you see a decent bump in rates going into the summer, and I think that is more driven by modest improvement in demand, but less available supply than most people understand.

Larry Rigdon:

One of the positives that I would point out is that, based on a very long history in this trade, the true indicator of a bottom that is coming from our clients is the fact that we are starting to see the clients ask for three-, five-, seven-, ten-year contracts, or three-year contracts with two one-year firm options. They are obviously trying to catch someone desperate for some potential utilization at very low market rates and tie them up for a long period of time, which to me, based on the history, implies that they realize they are getting ready to start some capital spending again offshore. I cannot predict when, but as sure as winter follows the summer, I think it is inevitable that this trend toward longer-term contracts is definitely indicative of the fact that we're probably bottoming.

Greg:

Interesting; That is great. And then, we touched on the North Sea, we touched on the Gulf of Mexico. West Africa is a little bit more opaque. I mean, North Sea I can call up a broker tomorrow and get a list. Gulf of Mexico, you can call the guys down in New Orleans and squeeze something out. My visibility in West Africa is pretty limited. I am kind of curious, you have a major presence there. Could you talk a little bit about that market and what you are seeing in that market? We heard earlier this week from some rig companies that people are starting to be a little bit more excited about West Africa. Do you share some of that excitement?

Larry Rigdon:

Well, I think the underlying issue is simply when are the various governments and their related petroleum institutes, or however they designate those administrative bodies in their countries, when they are going to allow them to have the capital to actually co-invest with most of the oil companies. That is the issue. They demand large participation. You know, they want to benefit their countries from their own natural resources, understandably and appropriately. But they also have an obligation to help fund those expenses, or those commitments as investments, with the international oil companies, and that has been problematic in several of those countries. There does seem to be some movement toward getting some of those issues resolved, and if that happens, that could be a very, very good market for us.

Quinn Fanning:

You cannot deny the resource base, I mean, whether it is Nigeria, Angola, or otherwise. Obviously, $60 oil has helped the US dollar liquidity position in Angola, which has been a significant impediment to that market starting to recover. But Nigeria, I mean, to the extent that Angola has been moving in the wrong direction the last 12 to 18 months, Nigeria seems to be moving in the right direction in terms of activity. But currency issues, and there are lots of other complexities that are unique to Africa, and you may not have those issues in the North Sea or the Gulf of Mexico, but you cannot deny the resource base. And there is a couple of the rig operators that are better positioned than others in those markets, and I would say that we and a French competitor that we have, Bourbon, are probably the two primary beneficiaries of a recovery in Africa, from a boat perspective.

Greg:	And then just a couple years ago, as we were entering the downturn, you were repositioning a lot of vessels, markets to markets. And whether it is Tidewater or

Tidewater Inc.

February 15, 2018

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what you are seeing from other competitors, are people repositioning vessels in this market, or is it that it costs money to move a boat from point A to point B, and we  know that there are other boats that can do that work, so we are kind of just sitting tight? Or are we seeing boats moving around, chasing work?

Larry Rigdon:

We have actually—we are looking at a mob right now, but we are going to work, and it is paying work. So, at least from Tidewater's perspective, it is hard to determine what our competitors may do, we have not seen large numbers of their vessels being relocated. But if they see an opportunity, that could change. We are trying to balance the need to relocate some of our tonnage to areas where we can find higher-rated work, where we can actually increase our margins. We have seen some of that, and we will take advantage of those. But a wholesale movement of vessels on the come, on the speculation, is not in our plans.

Quinn Fanning:

With one exception: We have consolidated stacked vessels into locations for scale-based economies. But, I mean, tough to speculatively move vessels around the world when you have got to pick up $500,000, $750,000 worth of fuel and crew costs for a bidding opportunity.

Greg:

Okay.  I mean, and just as—I guess it is February now, 2018. I mean, people are a lot more constructive on the oil price today than they were, say, a year ago. As we are sitting here this time next year, do you expect more vessels in Tidewater's fleet to be working than there are today?

Quinn Fanning:	I do. I do not think it is going to go from 150 to 250 overnight, but I do.

Larry Rigdon:

Yeah, and I agree. I think it is going to be not a large improvement, but an improvement. My gut, and that is really all it is, tells me that we will start to see improvement mid-'19. I think the oil companies are going to be, assuming oil price stays in this range, they are going to be doing their budgeting in late fall, early winter months of '18, and I do think that they are going to be looking at spending, and I think more of it is going to move offshore. And so, it is going to take a little time for that change in budgeting mentality to flow through to the rig contracting, and eventually to the drilling activity, which is what we need to see an improvement. So I may just be sitting in the audience next year, because we do have an active search committee, but I can tell you I expect that my attitude toward the trade in general is going to be much more optimistic a year from now than it is today. It will improve, but it is just bottoming. It takes time.

Quinn Fanning:

And one thing we spent time on today that we were not spending a lot of time on 6 or 12 months ago is detailed reactivation plans for if we have got 90 vessels stacked today, we have pretty detailed reactivation plans on 25 of them. You know, so that kind of next step in terms of going from 150 to 175 working vessels, we want to have fully vetted plans in terms of supply chain, parts required, shipyard availability and crewing. So at least we are positioning ourselves for an upturn, as opposed to positioning ourselves for another step-down.

Greg:

Okay, great. And then, just one final thing probably worth touching on, and you touched on it in your prepared remarks, Quinn, is about the consolidation, M&A in the space. What do we think drives that? Do we need to see—what we have heard from other industries is you actually need to see an upturn in rates so that

Tidewater Inc.

February 15, 2018

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companies are more comfortable selling, because no one likes to sell from the bottom. Is that something we might have to wait for here, or could it be more driven because there is distress in the market, and those companies do not have the opportunity to wait for that increase in pricing that everybody is hoping for?

Quinn Fanning:

Well, I will just tell you, I think there is going to be a limited amount of consolidation because of the structural impediments to consolidation, most importantly, the limited amount of deleveraging that has taken place with the Northern European companies. So, some massive consolidation in the industry that solves all supply overhang issues I think is just not realistic. That said, I think those that do achieve smart consolidation transactions over the next, call it four quarters, ultimately will be big beneficiaries in terms of the upturn. I think Charles Fabrikant at SEACOR has, I think appropriately, drawn a lot of attention to the fact that, in an industry that is operating on such thin margins, there is just way too much cost in the industry. I think he pointed out 12 companies, or 10 companies that are public, with $300 million of quarterly costs. It is just too much. And consolidation in a cyclical trough in our industry can be much more value additive than consolidation in a cyclical peak, because the capitalized value of the synergies is a much bigger percentage of the target enterprise value.

So I think those that can get deals done without re-leveraging the balance sheet, depleting liquidity or doing something that's dilutive to asset quality will be primary beneficiaries of the recovery. But I think, to the extent investors are looking for a lot of consolidation to take place, I think they will be disappointed.

Greg:	Great, guys. Well, thank you very much for the time.

Quinn Fanning:	Thank you, Greg.

Larry Rigdon:	Thanks, Greg.